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                                                                   Exhibit 10.17


                        UNIVERSAL HOSPITAL SERVICES, INC.
                        INCENTIVE STOCK OPTION AGREEMENT



         THIS AGREEMENT, made as of this 17th day of March, 1998, by and between Universal Hospital Services, Inc., a Minnesota corporation (the "Company"), and [Name] ("Optionee").

         WHEREAS, in consideration of Optionee executing and delivering to the Company a Confidentiality/Non-Competition Agreement and pursuant to the Universal Hospital Services, Inc. 1998 Stock Option Plan (the "Plan"), the Company wishes to grant this stock option to Optionee;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

         1. Definitions. For purposes of this Agreement, the following terms shall be defined as set forth below:

                  (a) "Affiliate" shall mean any Person that directly or indirectly controls, is controlled by, or is under common control with, another Person.

                  (b) "Board" shall mean the Board of Directors of the Company.

                  (c) "Cause" shall mean (i) the continued failure by Optionee, whether willful, intentional or grossly negligent, after written notice, to perform substantially his or her duties as an employee of the Company or any of its Subsidiaries, other than as a result of a Disability, as defined below; (ii) dishonesty in the performance of the Optionee's duties as an employee of the Company or any of its Subsidiaries; (iii) conviction or confession of an act or acts on the Optionee's part constituting a felony under the laws of the United States or any state thereof; (iv) any willful act or omission on the Optionee's part that is materially injurious to the financial condition or business reputation of the Company or any of its Subsidiaries; (v) a breach of any duty or obligation of noncompetition or confidentiality owed by the Optionee to the Company or any of its Subsidiaries; or (vi) a breach of any provision or covenant contained in any employment agreement between the Optionee and the Company or any of its Subsidiaries, which breach shall not have been cured within sixty days after notice thereof from the Company to the Optionee.

                  (d) "Change of Control" shall mean when any "person" (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of
         1934), other than the Company, J.W. Childs Equity Partners, L.P., any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, or any corporation owned, directly or indirectly, by the stockholders of the Company, in substantially the same proportions as their ownership of stock of the Company, acquires "beneficial ownership"
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         (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of securities representing more than 50% of the combined voting power of the Company (or, prior to a Public Offering, more than 50% of the Company's outstanding shares of Common Stock).

                  (e) "Common Stock" shall mean shares of Common Stock, par value $.01 per share, of the Company.

                  (f) "Company" shall mean Universal Hospital Services, Inc., a corporation organized under the laws of the State of Minnesota, or any successor corporation.

                  (g) "Disability" has the meaning ascribed to it in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

                  (h) "EBITDA" shall mean, as of any date for which it is to be determined, the consolidated earnings of the Company and its subsidiaries before interest, taxes, depreciation and amortization and after deduction of all operating expenses, all as calculated in accordance with generally accepted accounting principles consistently applied, as reflected in the Company's consolidated financial statements for the four most recent consecutive fiscal quarters of the Company ending at least 45 days prior to such date. Calculation of EBITDA shall specifically exclude expenses related to (i) any payments to J.W. Childs Associates; (ii) annual bank fees related to the Merger and related financing transactions; (iii) Bazooka bed asset impairment write-downs; and (iv) all severance payment incurred, accrued or paid prior to the first anniversary of the closing of the Merger. In addition, calculation of EBITDA shall specifically include pro forma adjustments made to the compensation of certain members of the Company's senior management.

                  (i) "Employment Agreement" shall mean that Employment Agreement dated February , 1998 between Optionee and UHS Acquisition Corp.

                  (j) "Good Reason" shall mean resignation by the Optionee from his or her employment with the Company or any of its Subsidiaries following and because of (i) the Company's reducing or reassigning a material portion of the Optionee's duties, without Cause; (ii) a reduction of the Optionee's base salary other than in connection with an across-the-board reduction of executive compensation imposed by the Board in response to negative financial results or other adverse circumstances affecting the Company; (iii) illness of the Optionee, that in the good faith determination of the Board of Directors of the Company is likely to result in Optionee becoming disabled and unable to continue employment with the Company; or (iv) the Company's breach of Optionee's Employment Agreement in any material respect.


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                  (k) "Merger" shall mean the transactions contemplated by that certain Agreement and Plan of Merger, dated November 25, 1997, by and among UHS Acquisition Corp., a Minnesota corporation ("Merger Sub"), J.W. Childs Equity Partners, L.P. and the Company, providing for, among other things, the merger of Merger Sub with and into the Company, with the Company being the surviving corporation in the Merger.

                  (l) "Person" has the meaning ascribed to it in Section 13(d)(3) or Rule 14(d)(2) of the Securities Exchange Act of 1934.

                  (m) "Plan" shall mean the Universal Hospital Services, Inc. 1998 Stock Option Plan, as amended from time to time.

                  (n) "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if, at the time of granting of an Option, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

         2. Grant of Option. The Company hereby grants to Optionee the right and option (the "Option") to purchase all or any part of an aggregate of [number] shares (the "Option Shares") of the Common Stock of the Company at the price of $1.55 per Option Share (the "Exercise Price") on the terms and conditions set forth herein. It is understood and agreed that the Exercise Price is equal to 100% of the fair market value of each such Option Share on the date of this Agreement. The Option is intended to be entitled to treatment as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         3. Vesting of Option. The Option shall vest in accordance with subparagraphs (a) through (d) of this Section 3, based on the Company's achievement of the annual EBITDA targets set forth in Appendix A (subject to audited results), as may be amended or revised in good faith by the Board, for acquisitions, divestitures or other circumstances. Such annual EBITDA targets are referred to herein respectively as the "Management Targets."

                  (a) Options to acquire between 0% and 20% of the total number of shares of Option Shares shall vest on April 1 of each year, beginning with April 1, 1999, provided that the Company meets or exceeds 90% of the Management Target for the fiscal year preceding such April 1, on a linear basis with the percentage of achievement of such Management Target (such that, if, for example, the Company achieves 95% of the Management Target, 10% of the total number of Option Shares would vest).

                  (b) Options to acquire 20% of the total number of Option Shares shall vest on April 1 of each year, beginning with April 1, 1999, provided that the Company meets or exceeds the Management Target for the fiscal year preceding such April 1. No more than

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         20% of the total number of Option Shares shall vest in any fiscal year, except as noted in paragraph c. or d. below, or Section 5 below.

                  (c) Irrespective of the foregoing, if at the end of the fifth fiscal year the Company: (i) on a cumulative basis meets the cumulative Management Target for such period; and (ii) meets or exceeds the annual Management Target for the fifth fiscal year, additional Options shall then vest such that the total number of Option Shares for which the Option shall be vested shall equal to 100%.

                  (d) Notwithstanding the foregoing, this Option shall vest with respect to 100% of the total number of Option Shares, eight years following the date of grant, provided that the Initial Optionee has been continuously employed by the Company or any Subsidiary through such date.

         4.  Manner of Exercise.

                  (a) The Option can be exercised only by Optionee or other proper party by delivering within the option period written notice to the Company at its principal office. The notice shall state the number of shares as to which the option is being exercised and be accompanied by payment in full of the option price for all shares designated in the notice.

                  (b) Optionee may pay the option price in cash, by check (bank check, certified check or personal check), by money order or with the approval of the Company (i) by delivering to the Company for cancellation shares of Common Stock of the Company with a fair market value as of the date of exercise equal to the option price of the portion thereof being paid by tendering such shares, or (ii) by delivering to the Company a combination of cash and shares of Common Stock of the Company with an aggregate fair market value and a principal amount equal to the option price. For these purposes, the fair market value of the Company's shares of Common Stock as of any date shall be determined pursuant to the Plan.

                  (c) Until such time as the occurrence of a Public Offering, as such term is defined in that Universal Hospital Services, Inc. Stockholders' Agreement dated as of February 25, 1998 (the "Stockholders' Agreement"), upon exercise of the Option, the Company shall not issue any Option Shares until Optionee signs and assents to the Stockholders' Agreement, unless at such time Optionee is already a party to the Stockholders' Agreement.

         5. Change of Control. In the event of a Change of Control, the unvested Option Shares shall vest in a proportion equal to the ratio of Option Shares that have actually vested at such time to the total number of Option Shares that would have vested had the Company achieved the Management Target for all periods prior to the Change of Control.

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         6. Expiration. The Option shall expire, unless earlier exercised or terminated, ten years from the date of grant.

         7. Effect of Termination of Relationship with the Company.

                  (a) In the case of termination of Optionee's employment for Cause or resignation without Good Reason, the Option shall terminate at the time of termination of employment.

                  (b) In the case of termination of Optionee's employment without Cause or the Optionee's resignation for Good Reason, the portion of the Option that has vested at the time of termination or resignation shall terminate three months after the date of employment termination or resignation, and the portion of the Option that has not vested shall terminate immediately.

                  (c) If the Optionee's employment is terminated due to death or Disability, the portion of the Option that has vested at the time of termination or resignation shall terminate six months after the date of employment termination or death and may be exercised during such period by the Optionee or his or her legal representative or estate, as the case may be, and the portion of the Option that has not vested shall terminate immediately.

         8.  Miscellaneous.

                  (a) The Option is issued pursuant to the Plan and is subject to its terms. The Company hereby agrees that the Plan shall be available for inspection during business hours at the principal office of the Company.

                  (b) Prior to execution of this Agreement and in consideration of the covenants made herein by the Company, Optionee shall have executed and delivered to the Company a Confidentiality/Non-Competition Agreement.

                  (c) This Agreement shall not confer upon Optionee any right with respect to continuance of employment by the Company or any of its subsidiaries, nor will it interfere in any way with the right of the Company to terminate such employment at any time. Optionee shall have none of the rights of a shareholder with respect to shares subject to the Option until such shares shall have been issued to Optionee upon exercise of the Option.

                  (d) The exercise of all or any parts of the Option shall only be effective at such time that the sale of shares of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws.

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                  (e) The Option may not be transferred, except by will or the laws of descent and distribution to the extent provided in subsection 7(c) hereto, and during Optionee's lifetime the Option is exercisable only by Optionee.

                  (f) If there shall be any change in the shares of Common Stock of the Company through merger, consolidation, reorganization, recapitalization, dividend in the form of stock (of whatever amount), stock split or other change in the corporate structure of the Company, and all or any portion of the Option shall then be unexercised and not yet expired, then appropriate adjustments in the outstanding Option shall be made by the Company, in order to prevent dilution or enlargement of option rights. Such adjustments shall include, where appropriate, changes in the number of Option Shares and the Exercise Price.

                  (g) If Optionee shall dispose of any of the Option Shares acquired by Optionee pursuant to the exercise of the Option within two years from the date the Option was granted or within one year after the transfer of any such shares to Optionee upon exercise of the Option, then, in order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it under the circumstances, Optionee shall promptly notify the Company of the dates of acquisition and disposition of such shares, the number of shares so disposed of, and the consideration, if any, received for such shares. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure (i) notice to the Company of any disposition of the Option Shares within the time periods described above and (ii) that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from Optionee.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.


                                         UNIVERSAL HOSPITAL SERVICES, INC.

                                         By
                                           -------------------------------

                                           Its
                                              ----------------------------



------------------------------
Optionee


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                                   Appendix A

Management Targets



           Fiscal Year Ended                   EBITDA Target ($000)
--------------------------------------------------------------------------------
           December 31, 1998                         $29,709
           December 31, 1999                          32,977
           December 31, 2000                          36,445
           December 31, 2001                          40,314
           December 31, 2002                          44,635





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